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                            SOUTHCOAST CAPITAL L.L.C.

February 25, 2000



                                                        PRIVATE AND CONFIDENTIAL

Tengasco, Inc.
Medical Arts Building
603 Main Avenue, Suite 500
Knoxville, Tennessee 37902

Attention: Malcolm E. Ratliff,
           Chairman and Chief Executive Officer

Re: Engagement of Southcoast Capital L.L.C.
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Gentlemen:

Representatives of Southcoast Capital L.L.C. ("SCC") and Tengasco, Inc. (the "Company"), have discussed on a confidential basis, the Company's short-term and long-term financial and business objectives, goals and needs and the financial advisory and investment banking services (collectively, "Investment Banking Services") which SCC can provide to the Company. More specifically, the Company has requested that SCC assist the Company with a proposed private placement of convertible preferred stock, although the placement may ultimately consist of convertible preferred stock, debentures, common stock, warrants or a combination thereof, all of such securities either individually or collectively being referred to hereinafter as the "Securities."

 Accordingly, the purpose of this letter (this "Agreement") is to confirm and set forth the following terms and conditions under which SCC will render Investment Banking Services to the Company based on its understanding of the Company's current intentions:

 1. Engagement. The Company will engage SCC as its exclusive financial advisor to the Company for the purpose of providing Investment Banking Services with respect to a private placement of Securities as described herein. In addition, during the term of its engagement, SCC will provide such other Investment Banking Services as the officers of the Company may reasonably request. For purposes hereof, the term "Company" shall include any subsidiary or affiliate of the Company.

2. Private Placement. The Securities of the Company will be privately offered and sold in reliance upon certain exemptions from registration under the Securities Act

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909 Poydras Street Suite 1000 New Orleans, LA 70112 (504) 528-9174 Fax: (504)
523-1925

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     of 1933 (the "Securities Act") including Regulation D under the Securities
     Act on a "best efforts" basis. The Securities will be sold to persons who are "accredited investors" (as defined in Rule 506 of Regulation D under the Securities Act) or persons who are otherwise suitable for such an investment. The Company, with SCC's assistance, will prepare a disclosure document to be used in connection with the offer and sale of the Securities. The disclosure will conform to the Securities Act and the rules and regulations thereunder, including Regulation D, and applicable state securities laws. The disclosure document shall be satisfactory in all material respects to our legal counsel.

3. Offering Price. The offering price for the Securities will be determined by agreement among the Company, SCC and the investor(s). The aggregate gross proceeds from the sale of the Securities will be at least $3,000,000, unless otherwise agreed by SCC and the Company.

4. Compensation. The Company agrees to pay SCC an initial financial advisory fee of $10,000, payable upon the signing of this Agreement. Such initial financial advisory fee shall be creditable against any other fees earned by SCC hereunder. As a placement fee, SCC shall be entitled to an amount of cash equal to eight percent (8%) of the total gross proceeds resulting from the placement of the Securities. In addition, the Company shall issue to SCC a warrant (the "Warrant") to purchase a number of shares of the Company's Common Stock equal to ten percent (10%) of the total number of shares of any Common Stock placed hereunder and/or the underlying Common Stock into which any of the Securities are convertible. The Warrant will be for a term of five (5) years and the purchase price for shares of Common Stock subject to the Warrant shall equal for Common Stock placed hereunder, the price per share at which it is placed and, for convertible securities placed hereunder, the conversion price per share of Common Stock. If the Common Stock trades at a 200% premium to the offering or convertible price for 20 consecutive trading days at any time during the life of the Warrant, the Company may exercise its call provision to redeem the Warrants for $0.05 per underlying share of Common Stock. The Company will register the Common Stock underlying the Warrant when it next files a registration statement with the Securities and Exchange Commission and keep such registration statement current and active for such time as the Warrant is exercisable. The Company also agrees to reimburse SCC for its out of pocket expenses, including the fees and expenses of SCC's legal counsel, provided that, without the prior agreement of the Company, the aggregate of such expenses shall not exceed $15,000.

5. Introduction to Financing Sources. In connection with providing its services hereunder, SCC will contact and may introduce the Company to various potential financing sources, (each an "Identified Party"). Before or within thirty (30) days after introduction of an Identified Party, SCC will send to the Company a letter confirming the identification of such party to the Company at which time such Identified Party shall become subject to, the terms of the Agreement, and SCC shall be entitled to a placement fee calculated in accordance with paragraph 4 above with


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     respect to any financing transaction entered into within one (1) year of the termination of this Agreement.

 6. Terms of Securities. The Securities will have such rights and privileges concerning, among other things, conversion and redemption rights, interest rates or dividend rates and voting rights as determined by agreement among the Company, SCC and the investor(s) who subscribe to purchase the Securities. The Company will register the common stock (the "Common Stock") of the Company into which the Securities are convertible ("Underlying Common Stock") and keep such registration statement current and active for such time as the Securities are convertible into the underlying Common Stock.

 7. Legal Counsel. The Company's legal counsel will make all required filings with the various states in which the Securities are offered. In this regard, the Company will supply SCC's legal counsel with such number of complete copies of the disclosure document, and all exhibits, as may be required to be filed. The Company will be responsible for filing a Form D with the U.S. Securities and Exchange Commission and will provide SCC with evidence of such filing.

 8. Cost and Expenses. The Company will be responsible for and bear all expenses incurred in connection with the proposed offering, including, but not limited to, the cost of preparation of the disclosure document and any supplements or amendments thereto, and all filing fees and costs connected with the "blue sky" laws of those states in which the offering is to be made.

9. Due Diligence Investigation. From and after the date of execution and delivery of this Letter, the Company will continue to afford SCC and its agents, attorneys and accountants reasonable access to the business records and properties of the Company and will furnish to SCC all information concerning its business for the purpose of enabling SCC to make such financial, accounting, legal or other investigations deemed necessary or appropriate by SCC.

10. Capitalization. The Company will have authorized sufficient amounts of the Securities for the offering contemplated herein, including the conversion of the Securities and the exercise of the Warrant. The Company agrees to undertake such corporate actions as may be necessary and appropriate to authorize and consummate the proposed offering, and take such other action or actions as SCC may reasonable request.

 11. Dissemination of Information. The Company will consult with SCC prior to any public dissemination of any information or documentation regarding the Company, its affiliates, or its business during the period of the offering or any term of the offering and will provide SCC with all such material prior to any dissemination during the term of the offering.


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12.  General Conditions. SCC's intentions as expressed herein are subject to the following further general conditions:

             12.1 There shall have been no materially adverse change in the business or conditions (financial or otherwise) of the Company or any materially adverse change in the securities market or any other event or occurrence which, in the sole judgement of SCC may adversely affect the ability of SCC to proceed with the offering. SCC shall be satisfied with the Company's progress as well as its outlook on the future.

             12.2 All relevant terms and circumstances relating to a proposed offering shall be satisfactory to SCC and all legal matters relating thereto will be satisfactory to its legal counsel.

13. Term and Early Termination of Agreement. The agreement in principle as stated herein shall continue in effect for a term of one hundred and eighty
     (180) days from the date hereof unless earlier terminated by agreement of the parties or by replacement with the Placement Agreement. Early termination of the agreement may occur at any time with or without cause by the Company or SCC and without liability or continuing obligation by either party to the other (other than for any fees or other compensation earned and expenses incurred by SCC up to the date of any such termination).

14. Disavowal of Agency. In no event shall SCC or any of its principals or employees be deemed to be an agent or employee of the Company and shall not hold themselves out as such.

 15. Confidentiality. Except as otherwise agreed to by the Company or as is required by law or is necessary to complete its engagement hereunder, SCC will keep confidential all information which is supplied by the Company and which has not previously entered the public domain, and will not use any such information for its own benefit except in connection with the matters undertaken pursuant to the terms of this engagement. At the termination of this agreement, upon the request of the Company, SCC shall return all information and copies thereof, furnished by the Company.

16. Reliance upon Information. SCC has and will rely without independent verification on all information supplied by the Company.

17. Indemnification. THE COMPANY AGREES TO INDEMNIFY AND HOLD SCC HARMLESS AGAINST AND FROM ANY AND ALL LOSSES, CLAIMS, DAMAGES, OR LIABILITIES, JOINT OR SEVERAL, TO WHICH SCC MAY BECOME SUBJECT IN CONNECTION WITH THE TRANSACTIONS REFERRED TO HEREIN UNDER ANY OF THE FEDERAL SECURITIES LAWS, UNDER ANY OTHER STATUTE, AT COMMON LAW OR OTHERWISE, AND TO REIMBURSE SCC FOR ANY LEGAL OR OTHER


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     EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED
     BY SCC ARISING OUT OF OR IN CONNECTION WITH ANY ACTION OR CLAIM IN CONNECTION THEREWITH, WHETHER OR NOT RESULTING IN ANY LIABILITY; PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE
     EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, OR LIABILITY IS FOUND IN A FINAL JUDGMENT BY A COURT TO HAVE RESULTED FROM SCC'S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH IN PERFORMING SUCH SERVICES. THE INDEMNITY
     AGREEMENT IN THIS PARAGRAPH SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO THE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF SCC AND TO EACH PERSON, IF ANY, WHO MAY BE DEEMED TO CONTROL SCC.

18. Governing Law. This letter and the engagement resulting herefrom shall be governed by and construed under the laws of the State of Louisiana.

19. Formal Agreement Contemplated. It is understood that, while this Letter is an agreement in principle to the contents hereof, the legal obligations between the parties hereto may be set forth more fully in a duly negotiated and executed Placement Agreement. The Placement Agreement will contain standard representations and covenants of the Company, including covenants of indemnity and contribution, and will provide for opinions from counsel for the Company, all of which shall be to the satisfaction of SCC's legal counsel.

If the foregoing correctly sets forth our understanding, please sign and return the enclosed copy of this Agreement. The second copy is for your files.

                                        SOUTH COAST CAPITAL L.L.C.

                                        By: /s/ Stanley E. Ellington, Jr.
                                           ------------------------------
                                           Stanley E. Ellington, Jr.,
                                           Managing Director


Accepted and agreed this _____
Day of    , 2000.

 TENGASCO,INC.